UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2009

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2009, Frederic A. Randall, Jr., who has served as the Executive Vice President, General Counsel and Secretary of United Online, Inc. (the “Company”), was elected to the position of Executive Vice President and Chief Strategy Officer, a newly-created executive officer position of the Company, effective August 15, 2009.  In his new role, Mr. Randall will focus on matters related to strategic planning and acquisitions.  Charles B. Ammann, who has served as the Company’s Senior Vice President, Deputy General Counsel and Assistant Secretary, was promoted to the position of Executive Vice President, General Counsel and Secretary of the Company, effective August 15, 2009.

The Company has amended its employment agreement with Mr. Randall to reflect the changes in Mr. Randall’s position, duties and responsibilities.  The amendment also eliminated (i) the provision pursuant to which Mr. Randall’s employment agreement would be automatically assigned to the Company’s subsidiary, Classmates Media Corporation (“CMC”), upon the effectiveness of an initial public offering of CMC; and (ii) a change in control of CMC from the definition of “Change in Control,” thereby limiting such event to a change in control of the Company.  A copy of the amendment to Mr. Randall’s employment agreement is filed herewith as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.  The foregoing description of the amendment to Mr. Randall’s employment agreement is subject to, and qualified in its entirety by, the full text of the amendment.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	10.1	First Amendment to Second Amended and Restated Employment Agreement between United Online, Inc. and Frederic A. Randall, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 17, 2009	UNITED ONLINE, INC.
		By:	/s/ Mark R. Goldston
Name: Mark R. Goldston
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Second Amended and Restated Employment Agreement between United Online, Inc. and Frederic A. Randall, Jr.